Report of Independent Registered
 Public Accounting Firm





To the Shareholders and

Board of Trustees of

AARP Portfolios



In planning and performing
 our audits of the financial
 statements of U S  Stock
 Market Portfolio
U S  Bond Market Portfolio
 and International Stock
 Market Portfolio  each
a series of AARP
Portfolios  as of and for
 the year ended June 30
 2007  in accordance with
 the standards of the
Public Company Accounting
 Oversight Board  United
States   we considered its
 internal control
over financial reporting
 including control activities
 for safeguarding securities
 as a basis for
designing our auditing
procedures for the purpose
of expressing our opinion on
the financial statements
 and to comply with the
requirements of Form NSAR
 but not for the purpose of
expressing an opinion on
the effectiveness of AARP
Portfolios  internal control
over financial
reporting  Accordingly
we express no such opinion



The management of AARP
 Portfolios is responsible
for establishing and
maintaining effective
internal control over
financial reporting  In
fulfilling this responsibility
  estimates and judgments
by management are required to
assess the expected benefits
 and related costs of controls
 A companys internal control
 over financial reporting is
 a process designed to provide
 reasonable assurance regarding
 the reliability of financial
 reporting and the preparation
 of financial statements for
 external purposes in
 accordance with U S
generally accepted accounting
principles  Such internal
control includes policies
 and procedures that provide
reasonable assurance regarding
 prevention or timely detection
 of unauthorized acquisition
 use or disposition
of a companys assets that
 could have a material effect
 on the financial statements



Because of its inherent
 limitations  internal control
over financial reporting
may not prevent or
detect misstatements  Also
 projections of any evaluation
 of effectiveness to
future periods are
subject to the risk
that controls may become
 inadequate because of
changes in conditions or that
the degree of compliance with
 the policies or procedures
 may deteriorate



A control deficiency exists
 when the design or operation
 of a control does not
allow management or employees
  in the normal course of
performing their assigned
functions  to prevent or detect
misstatements on a timely basis
 A significant deficiency is a
 control deficiency  or combination
of control deficiencies  that
 adversely affects the
companys ability to
initiate  authorize  record
process or report external
financial data reliably in
 accordance with U S
generally accepted
accounting principles
such that there is more than
a remote likelihood that a
 misstatement of the
companys annual or interim
financial statements that
is more than inconsequential
will not be prevented or
detected  A material weakness
 is a significant deficiency
 or combination of
significant deficiencies that
 results in more than a remote
 likelihood that a
 material misstatement
of the annual or
interim financial statements
will not be prevented
or detected



Our consideration of AARP
Portfolios  internal control
 over financial reporting was
 for the limited purpose
described in the first paragraph
and would not necessarily disclose
 all deficiencies in internal
control that might be significant
 deficiencies or material
 weaknesses under

standards established
 by the Public Company Accounting
 Oversight Board  United States
However  we noted no deficiencies
 in AARP Portfolios
internal control over financial
reporting and its operation
 including controls for
safeguarding securities that
 we consider to be a material
weakness as defined above as
of June 30  2007



This report is intended
 solely for the information
 and use of management and the
Board of Trustees of AARP
Portfolios  and the Securities
 and Exchange Commission and
is not intended
to be and should not be
used by anyone other than
 these specified parties







Boston  Massachusetts

August 20  2007